Exhibit 10.1

RSU AWARD AGREEMENT

LSB INDUSTRIES, INC.

2025 LONG-TERM INCENTIVE PLAN

LSB Industries, Inc. (the “Company”) grants to the Participant named below (“you”) the number of Restricted Stock Units (“RSUs”) set forth below (the “Award”), under this RSU Award Agreement (“Agreement”).

Participant:	[Name]
Date of Grant:	[Date]
Total Number of RSUs:	[Number] TRSUs – [Number] PRSUs – [Number] (at Target) (the “Target PRSUs”)
Definition of RSU:

Each RSU makes you eligible to receive 1 share of Common Stock (a “Share”)—or a cash amount equal to the Fair Market Value of 1 Share—in the future upon vesting, in each case subject to the terms of this Agreement. As used in this Agreement, “RSUs” means collectively, your TRSUs and your PRSUs.

Definition of Time-Based Restricted Stock Unit (“TRSU”):	An RSU that becomes vested and payable based solely on your continued service with the Company and its Subsidiaries.
Definition of Performance-Based Restricted Stock Unit (“PRSU”):	An RSU that becomes vested and payable based on a combination of your continued service with the Company and its Subsidiaries and the achievement of specified performance goals.
Performance Period:	Begins on January 1 of the calendar year in which the Date of Grant occurs and ends on December 31 of the third calendar year thereafter.
Plan:	LSB Industries, Inc. 2025 Long-Term Incentive Plan, attached hereto as Exhibit B.
Defined Terms:	As set forth in the Plan, unless otherwise defined in this Agreement.
Vesting and Payment Terms:	See Exhibit A attached hereto.

RSU TERMS

1. Grant of RSUs. You must accept the terms of this Agreement within 10 business days after the Agreement is presented to you by returning a signed copy of this Agreement to the Company in accordance with such procedures as the Company may establish from time to time in its sole discretion. The Committee may unilaterally cancel and forfeit all or a portion of the Award if you do not timely accept the terms of this Agreement.

2. Restrictions.

(a) You will have no rights or privileges of a stockholder as to any Shares underlying the RSUs before settlement under Section 6 below (“Settlement”), including no right to vote or receive dividends or other distributions; in addition, the following terms will apply:

(i) you will not be entitled to electronic registration of Shares or delivery of any Share certificates for the RSUs until Settlement (if at all), and upon the satisfaction of all other terms;

(ii) you may not sell, transfer (other than by will or the laws of descent and distribution), assign, pledge, or otherwise encumber or dispose of the RSUs or any rights under the RSUs before Settlement;

(iii) you will forfeit all of the RSUs and all of your rights under the RSUs will terminate in their entirety on the terms set forth in Section 5below and Section 12(j) below; and

(iv) no Share underlying an RSU will be considered eligible for Settlement until the end of the Restricted Period applicable to the RSU.

(b) Any attempt to dispose of the RSUs, any interest in the RSUs, or any Shares in respect of the RSUs in a manner contrary to the terms of this Agreement will be void and of no effect.

3. Restricted Period. The “Restricted Period” is the period beginning on the Date of Grant and ending on the date the RSUs, or such applicable portion of the RSUs, are deemed vested and payable under the terms set forth in Exhibit Aattached hereto.

4. Dividend Equivalents. Each RSU will be credited with any cash and stock dividends paid by the Company in respect of 1 Share (“Dividend Equivalents”). Dividend Equivalents will be accrued by the Company and credited to you and will not bear interest. Dividend Equivalents credited to you and attributable to any particular RSU will be distributed to you in cash (or, if determined by the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents) upon Settlement of the RSU to which the Dividend Equivalent is attributable and, if the RSU is forfeited, you will have no right to such Dividend Equivalent.

5. Forfeiture. If, during the Restricted Period, (a) you incur a Termination of Service (for the avoidance of doubt, which does not otherwise result in the immediate or continued vesting and payment of the RSUs), (b) you materially breach this Agreement, or (c) you fail to meet the tax withholding obligations described in Section 8 below, you will immediately and automatically forfeit all of your rights in respect of the RSUs.

6. Settlement of RSUs. Settlement of RSUs under this Agreement will be subject to the following:

(a) The Company will deliver to you 1 Share—or a cash amount equal to the Fair Market Value of 1 Share—for each RSU that has become vested and payable as soon as administratively practicable after the end of the applicable Restricted Period, but in no event later than the fifteenth day of the third month following the end of the fiscal year in which the Restricted Period ends, subject to the following:

(i) PRSUs will be settled in Shares; and

(ii) TRSUs will be settled in Shares.

(b) Any issuance of Shares under the Award may be effected on a non-certificated basis through electronic registration, to the extent not prohibited by Applicable Law.

7. Section 409A; Six Month Delay. The RSUs are intended to be exempt from Section 409A and this Agreement will be administered and interpreted consistently with that intent. Notwithstanding anything herein to the contrary, in the case of a conversion of RSUs and distribution of shares of Common Stock or payment of cash on account of any Termination of Service (other than death), if you are a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code, then solely to the extent required under Section 409A of the Code, your distribution of the number of such Shares or cash (determined after application of the withholding requirements set forth in Section 8 below), plus any dividends payable with respect to such number of Shares or cash, shall not occur until the date which is six months following the date of your Termination of Service (or, if earlier, the date of your death).

8. Taxes. You are hereby advised to consult immediately with your own tax advisor regarding the tax consequences of this Agreement. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 8, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion and prior to the date of conversion, require you upon conversion of RSUs to pay the Company the amount of any taxes that the Company is required to withhold in connection with your income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate or the registration of such shares in your name for such Shares. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by you to the Company of Shares, which Shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of Shares to be delivered upon Settlement, which Shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to you; provided, however, if you are a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code who is subject to the six months delay provided for in Section 7 above, the Company shall withhold the number of shares attributable to the employment taxes on the date of your Termination of Service and withhold the number of Shares attributable to the income taxes on the date which occurs six months following the date of your Termination of Service (or, if earlier, the date of your death).

9. Adjustment. Upon any event described in Articles 11 – 13 of the Plan (and any successor terms) occurring after the Date of Grant, the adjustment terms of such sections will apply to the Award.

10. Bound by Plan and Committee Decisions. By accepting the Award, you acknowledge that you have received a copy of the Plan and have had an opportunity to review the Plan, and you agree to be bound by all of the terms of the Plan. If there is any conflict between this Agreement and the Plan, the Plan will control. The authority to manage and control the operation and administration of this Agreement and the Plan is vested solely in the Committee. The Committee has all powers under this Agreement that it has under the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee related to the Agreement or the Plan will be final, binding, and conclusive on all interested parties.

11. Regulatory and Other Limitations. Notwithstanding anything else in this Agreement, the Committee may impose conditions, restrictions, and limitations on the issuance of Shares under the Award unless and until the Committee determines that the issuance complies with (a) all registration requirements under the Securities Act, (b) all listing requirements of any securities exchange or similar entity on which the Shares are listed, (c) all Company policies and administrative rules, and (d) all Applicable Laws.

12. Miscellaneous.

(a) Notices. Any notice that may be required or permitted under this Agreement must be in writing and may be delivered personally, by intraoffice mail, or by electronic mail or via a postal service (postage prepaid) to the electronic mail or postal address and directed to the person as the receiving party may designate in writing from time to time. Any notice required or permitted under this Agreement shall be deemed to be delivered only when actually received by you or the Company, as applicable.

(b) Waiver. The waiver by any party to this Agreement of a breach of any term of the Agreement will not operate or be construed as a waiver of any other or subsequent breach. You (as consideration for receiving and accepting this Agreement) irrevocably waive and release any right or opportunity you might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

(c) Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between you and the Company with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior agreements, commitments, or negotiations related to the Award are superseded.

(d) Binding Effect; Successors. The obligations and rights of the Company under this Agreement will be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. Your obligations and rights under this Agreement will be binding upon and inure to your benefit and the benefit of your beneficiaries, executors, administrators, heirs, and successors.

(e) Governing Law; Jurisdiction. You acknowledge and expressly agree to the governing law and jurisdiction terms of Section 15.11 of the Plan (and any successor terms). This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

(f) Amendment. This Agreement may be amended at any time by the Committee, except that no amendment may, without your consent, materially and adversely affect your rights under the Award.

(g) Severability. The invalidity or unenforceability of any term of the Plan or this Agreement will not affect the validity or enforceability of any other term of the Plan or this Agreement, and each other term of the Plan and this Agreement will be severable and enforceable to the extent permitted by Applicable Law.

(h) No Rights to Service; No Impact on Other Benefits. Nothing in this Agreement will be construed as giving you any right to be retained in any position with the Company or its affiliates. Nothing in this Agreement will interfere with or restrict the rights of the Company or its affiliates—which are expressly reserved—to remove, terminate, or discharge you at any time for any reason whatsoever or for no reason, subject to the Company’s certificate of incorporation, bylaws, and other similar governing documents and Applicable Law. The value of the RSUs is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit. The grant of the RSUs does not create any right to receive any future awards.

(i) Further Assurances. You must, upon request of the Company, do all acts and execute, deliver, and perform all additional documents, instruments, and agreements that may be reasonably required by the Company to implement this Agreement.

(j) Clawback. You acknowledge and consent to Section 6.13 of the Plan regarding clawbacks, and to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to you, whether adopted before or after the Date of Grant, and any term of Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

(k) Electronic Delivery and Acceptance. The Company may deliver any documents related to current or future participation in the Plan by electronic means. You consent to receive those documents by electronic delivery and to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(l) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

13. Your Representations. You represent to the Company that you have read and fully understand this Agreement and the Plan and that your decision to participate in the Plan is completely voluntary. You also acknowledge that you are relying solely on your own advisors regarding the tax consequences of the Award.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and you, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the Date of Grant.

LSB INDUSTRIES, INC., a Delaware corporation:

_________

Name: Michael J. Foster

Title: Executive Vice President

PARTICIPANT:

Signature

Name:

Exhibit A

Terms Applicable to TRSUs

Vesting and Payment of TRSUs:

Subject to Accelerated Payment Events for TRSUsbelow, the TRSUs will vest and become payable as follows, as long as you do not have a Termination of Service before the applicable vesting date:

*Any resultant fractional TRSUs will not become vested or payable and will instead be subject to the next vesting and payment date.

Accelerated Payment Events for TRSUs:

As long as (i) you do not incur a Termination of Service before the occurrence of any of the events listed below, except as provided by paragraphs (c) or (d) below for certain Qualifying Separations from Service or paragraph (f) for a Qualifying Retirement and (ii) you hold TRSUs at such time:

(a)in connection with a Change in Control, the TRSUs may be substituted pursuant to Section 12.4 of the Plan for a Replacement Award (as defined below), in which case the TRSUs will continue to vest in accordance with Vesting and Payment of TRSUs above, subject to the terms of this Accelerated Payment Events for TRSUs; provided that if a Replacement Award is issued and after the Change in Control the securities underlying the Replacement Award cease to be publicly traded on an established securities market, the Replacement Award will vest in full immediately before such securities cease to be publicly traded on an established securities market;

(b)if any outstanding TRSUs are not substituted in connection with a Change in Control for a Replacement Award, all such TRSUs will vest in full upon the Change in Control;

(c)all outstanding TRSUs will vest in full on a Change in Control if you have a Qualifying Separation from Service (as defined below) either (i) within 90 days before the date a definitive agreement is executed that results in a Change in Control within 180 days after the date the definitive agreement is executed or (ii) on or within 180 days after the date a definitive agreement is executed that results in a Change in Control within 180 days after the date the definitive agreement is executed;

(d)all outstanding TRSUs (other than under any Replacement Award) that are scheduled to vest under Vesting and Payment of TRSUs above during the 18-month period after your Termination of Service will vest in full if you have a Qualifying Separation from Service before a Change in Control, and all remaining TRSUs will remain outstanding and eligible to vest pursuant to (c) immediately above, and if no definitive agreement is entered into within 90 days after such Termination of Service as provided in (c), then all such TRSUs (other than under any Replacement Award) will be immediately forfeited;

(e)a pro-rata portion of the TRSUs and each Replacement Award, as applicable, will vest upon your Termination of Service due to your Total and Permanent Disability or death, calculated by multiplying the number of TRSUs or shares underlying any Replacement Award scheduled to vest on the anniversary of the Date of Grant immediately after your Termination of Service by a fraction, the numerator of which is the number of days that have elapsed from the last anniversary of the Date of Grant (or if the Termination of Service occurs before the 1st anniversary of the Date of Grant, then the number of days that have elapsed from the Date of Grant) through your Termination of Service, and the denominator of which will be 365;

(f)notwithstanding the foregoing, upon a Qualifying Retirement (as defined below), all outstanding RSUs shall accelerate and vest in full; and

(g) all Replacement Awards will vest in full upon your Qualifying Separation from Service or Qualifying Retirement, whichever occurs first.

“Qualifying Retirement” means a Termination of Service due to voluntary retirement, provided that (i) such Termination of Service occurs on or after the date the individual has reached age 63 and has completed at least five years of service with the Company or the Company Group, (ii) such Termination of Service occurs more than one year after the Date of Grant, and (iii) the Company has not determined in good faith that Cause exists immediately prior to such Termination of Service.

“Qualifying Separation from Service” means a Termination of Service (i) by the Company without Cause (including a notice of non-renewal of your employment agreement by the Company) or (ii) by you for Good Reason.

“Replacement Award” means an award of restricted stock units in respect of common stock that is publicly traded on an established securities market with substantially equivalent terms as the replaced RSUs, including vesting terms and dividend equivalent rights, issued by the surviving or successor company or a parent or subsidiary of such company.

“Cause” means (a) “Cause” as defined in your employment agreement, or (b) in the absence of such an agreement or such a definition, (i) your violation of the Company’s substance abuse policy; (ii) your refusal or inability (other than by reason of death or Total and Permanent Disability) to perform the duties assigned to you by the Company or your unacceptable performance of the same; (iii) acts or omissions evidencing a violation of your duties of loyalty and good faith, candor, fair and honest dealing, integrity, or full disclosure to the Company, as well as any acts or omissions by you that constitute self-dealing; (iv) disobedience of orders, policies, regulations, or directives issued to you by the Company, including policies related to sexual harassment, discrimination, computer use, or the like; (v) your conviction for or commission of a felony, a crime of moral turpitude, or a crime that could reasonably be expected to impair your ability to perform your job duties; (vi) revocation or suspension of any license or certification necessary for you to perform your duties to the Company; (vii) your willful generation of materially incorrect financial or engineering projections, compilations, or reports; or (viii) a false statement by you to obtain your position.

“Good Reason” means (a) “Good Reason” as defined in your employment agreement, or (b) in the absence of such an agreement or such a definition, (i) a material diminution of your authority or duties; (ii) a material reduction in your base salary, unless the reduction is a proportionate reduction of compensation for you and all other similarly situated employees of the Company; or (iii) a material breach of this Agreement by the Company.

Terms Applicable to PRSUs

Vesting and Payment of PRSUs:

Performance Period:

•
The Performance Period applicable to the PRSUs (the “Performance Period”) shall begin on January 1 of the calendar year in which the Date of Grant occurs and shall end on December 31 of the third calendar year thereafter. The PRSUs shall vest, if at all, at the end of the three-year anniversary of the Date of Grant, subject to the Committee’s certification of performance. If the three-year anniversary of the Date of Grant falls on a weekend or a holiday, then the PRSUs shall vest and become payable on the next following business day.

Performance Metrics:

•
The number of PRSUs that vest, if any, will be determined by the following process.
•
Performance shall be measured as of December 31 in each calendar year falling wholly or partially within the Performance Period (each, a “Covered Year”). The performance objective for each Covered Year shall be based on return on net assets (“RONA”), as calculated by the Committee in its discretion, or such other performance goal as may be determined by the Committee in its sole discretion and shall be established by the 90thday after the start of the applicable Covered Year (the “Performance Objective”). Each Performance Objective shall include threshold, target, and maximum performance levels, each with a corresponding percentage payout of the Target PRSUs, as reflected in the table below.
•
Following the completion of each Covered Year, the Committee will determine the payout percentage that was attained for such year (each, a “Payout Percentage”) and following the completion of the third Covered Year, the Committee will determine the total number of PRSUs eligible for vesting prior to the application of the TSR modifier in accordance with the following. The total number of PRSUs eligible for vesting, if any, based on the Performance Objective will equal (i) the Target PRSUs multiplied by (ii) the Average Payout Percentage (the “Pre-Modifier PRSUs”). The Average Payout Percentage will equal (x) the sum of the Payout Percentages for each of the Covered Years divided by (y) the number of Covered Years.
•
For the first Covered Year, the Performance Objective selected by the Committee is RONA and the Payout Percentage will be determined as set forth below. The method of calculating RONA is set forth on Schedule 1 attached hereto; provided, however, that the Committee shall have full and final discretion with respect to the determination and calculation of RONA. For the avoidance of doubt, the Performance Objective for each subsequent Covered Year may differ from the Performance Objective applicable to the first Covered Year.

Straight line interpolation is used to determine the applicable Payout Percentage between threshold and target and between target and maximum performance levels. For the avoidance of doubt, in no event may the Payout Percentage of any Covered Year exceed 200%.

•
TSR Modifier: The Pre-Modifier PRSUs, if any, shall then be subject to adjustment, based on the Company’s Total Shareholder Return (“TSR”) relative to the TSR of the companies in the Company’s peer group over the three-year Performance Period. Such adjustment shall be determined by multiplying the Pre-Modifier PRSUs by the TSR Multiplier Percentage, as set forth in the chart below. The application of the TSR Multiplier Percentage shall determine the final number of PRSUs eligible to vest, subject to the remaining terms and conditions of this Agreement.
•
For purposes of this Agreement, TSR for the Company shall be expressed as a percentage and calculated according to the following formula: TSR = (Ending Average Stock Price / Beginning Average Stock Price) – 1.

“Accumulated Shares” shall mean, for a given trading day, the sum of (i) one (1) share plus (ii) the cumulative number of shares of Common Stock of the Company purchasable with dividends declared on the Common Stock to that point during the period since the first day of the Beginning Average Period, assuming same day reinvestment of such dividends at the Closing Price on the ex-dividend date.

“Beginning Average Period” shall mean the twenty (20) trading days immediately preceding the first day of the Performance Period.

“Beginning Average Stock Price” shall mean the arithmetic mean of daily Closing Prices multiplied by Accumulated Shares over the Beginning Average Period.

“Closing Price” shall mean for a given trading day, the closing price of a share of Common Stock on the primary U.S. stock exchange on which the Common Stock is principally traded.

“Ending Average Period” shall mean the twenty (20) trading days ending on and including the last day of the Performance Period.

“Ending Average Stock Price” shall mean the arithmetic mean of daily Closing Prices multiplied by Accumulated Shares over the Ending Average Period.

If the Company’s TSR as compared to the Peer Group’s TSR is between the prescribed threshold and maximum percentages set forth in the chart below, the PRSUs will partially vest on a pro rata basis. Notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative, the application of the TSR Multiplier Percentage shall be capped at the “Target” level prescribed in the chart above.

TSR calculations shall be adjusted to reflect stock splits, reverse stock splits, or other similar corporate transactions as determined in the sole discretion of the Committee. The Committee shall also have authority to make equitable adjustments to the Peer Group and percentile determinations in the event of extraordinary corporate transactions or changes affecting one or more members of the Peer Group. All calculations will be done by the Committee and will be final, binding, and conclusive on all persons and entities for all purposes under this Agreement.

(1) For TSR performance metric the Company’s peer group includes AdvanSix Inc., Intrepid Potash, Inc., The Mosaic Company, Nutrien Ltd., CF Industries Holdings, Inc., Avient Corporation, Olin Corporation, and Methanex Corporation (collectively, the “Peer Group”).

Accelerated Payment Events for PRSUs:

As long as (i) you do not incur a Termination of Service before the occurrence of any of the events listed below, except as provided below for certain Qualifying Separations from Service, a Qualifying Retirement, your death and Total and Permanent Disability, and (ii) you hold PRSUs at such time:

(a)if a Change in Control occurs before the end of the Performance Period, then the portion of the Target PRSUs that are eligible to vest under this Agreement will be determined solely by the Committee immediately before the Change in Control and will equal the greater of (x) the number of Target PRSUs and (y) the portion of the Target PRSUs that are eligible to vest under this Agreement based on actual performance, as determined solely by the Committee before the Change in Control by (1) shortening the Performance Period to end on the date of the Change in Control, (2) adjusting the applicable performance goals set forth immediately above as appropriate based on the shortened Performance Period, and (3) determining the level of achievement of such goals based on such shortened Performance Period ((x) or (y), as applicable, the “CIC PRSUs”);

(b)in connection with a Change in Control, the CIC PRSUs may be substituted pursuant to Section 12.4 of the Plan for a Replacement Award, provided that any Replacement Award will vest solely based on your continued service with the Company and its Subsidiaries through the last day of the original Performance Period; provided, further, that if a Replacement Award is issued and after the Change in Control the equity securities underlying the Replacement Award cease to be publicly traded on an established securities market, the Replacement Award will vest in full immediately prior to such equity securities ceasing to be publicly traded on an established securities market;

(c)if the CIC PRSUs are not substituted in connection with a Change in Control with a Replacement Award, the CIC PRSUs will vest in full upon a Change in Control such that you may participate as a stockholder in such Change in Control or, if determined by the Committee, the value of such CIC PRSUs may be paid to you in cash;

(d)all Replacement Awards will vest in full upon your Qualifying Separation from Service or Qualifying Retirement;

(e)the CIC PRSUs will vest in full on a Change in Control if you have a Qualifying Separation from Service either (i) within 90 days before the date a definitive agreement is executed that results in a Change in Control within 180 days after the date such definitive agreement is executed or (ii) on or within 180 days after the date a definitive agreement is executed that results in a Change in Control within 180 days after the date such definitive agreement is executed, and the value of such CIC PRSUs may be paid to you in cash;

(f)if you incur a Termination of Service due to your Total and Permanent Disability or death before a Change in Control, at the end of the Performance Period (or the date of the consummation of a Change in Control, if earlier, where there is no Replacement Award), you will vest in a pro-rata portion of the Target PRSUs based on actual performance, as determined by the Committee at the end of the Performance Period (or the date of the consummation of a Change in Control, if earlier) based on the level of achievement of the applicable performance measures for the Performance Period, as adjusted pursuant to clause (a) of this Accelerated Payment Events for PRSUs, with such pro-rata portion calculated by multiplying the number of Target PRSUs that are eligible to vest under this Agreement, if any, by a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Termination of Service and the denominator of which will be the total number of days in the Performance Period (or, if a Change in Control occurs before the end of the Performance Period and there is no Replacement Award, the total number of days from the beginning of the Performance Period through the date of the Change in Control); provided that if there is earlier vesting upon a Change in Control where there is no Replacement Award, the value of the vested PRSUs may be paid to you in cash;

(g)a pro-rata portion of any Replacement Award will vest upon the your Termination of Service due to your Total and Permanent Disability or death at the end of the Performance Period (or, if earlier, upon a subsequent Change in Control), with such pro-rata portion calculated by multiplying the number of shares covered by the Replacement Award by a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Termination of Service and the denominator of which is the total number of days in the Performance Period;

(h)if, before a Change in Control, you incur a Qualifying Separation from Service, you will vest at the end of the Performance Period (or the date of a Change in Control, if earlier, where there is no Replacement Award) in a pro-rata portion of the Target PRSUs, with such pro-rata portion calculated by multiplying (i) the number of Target PRSUs that are eligible to vest under this Agreement, if any, based on actual performance, determined at the end of the Performance Period (or the date of the Change in Control, if earlier) based on the level of achievement of the applicable performance measures for the Performance Period, as adjusted pursuant to clause (a) of this Accelerated Payment Events for PRSUs, by (ii) a fraction, the numerator of which is the number of days that have elapsed from the beginning of the Performance Period through your Qualifying Separation from Service and the denominator of which is the total number of days in the Performance Period (or, if a Change in Control occurs before the end of the Performance Period and there is no Replacement Award, the total number of days from the beginning of the Performance Period through the date of the Change in Control); provided that if there is earlier vesting upon a Change in Control where there is no Replacement Award, the value of the vested PRSUs may be paid to you in cash; and

(i) notwithstanding the foregoing, upon a Qualifying Retirement, all outstanding PRSUs, including any PRSUs subject to a Replacement Award, shall accelerate and vest in full at the greater of (i) the Target PRSUs and (ii) the number of PRSUs earned based on actual performance through the date of such Qualifying Retirement, as determined by the Committee in its sole discretion.

For the avoidance of doubt, the Committee retains full discretion to determine performance for any partial-year periods resulting from the acceleration events described above.

Exhibit B

LSB INDUSTRIES, INC.

2025 LONG-TERM INCENTIVE PLAN

 [omitted]